Exhibit 99.1

PRESS RELEASE

Selectica Announces Third Quarter Financial Results

Company posts 31% growth quarter-over-quarter in Contract Lifecycle Management revenue, 20% growth quarter-over-quarter in total revenue

SAN JOSE, Calif., January 28, 2010 — Selectica (NASDAQ: SLTC), a leading provider of contract lifecycle management and sales configuration solutions, today announced financial results for its third quarter of fiscal 2010 for the period ending December 31, 2009.

Highlights:

•	$4.4 million in total revenue, representing 20% quarter-over-quarter growth; contract management revenue of $3.0 million, representing 31% quarter-over quarter growth.

•	Announced the promotion of Jason Stern to President and Chief Operating Officer.

•	Selectica’s contract lifecycle management solution was ranked a number one sell-side quote-to-contract product suite in a report by AMR Research.

“Selectica continued to execute well on its strategy in the quarter,” said Jason Stern, President and Chief Operating Officer of Selectica. “Selectica has been able to grow revenue, reduce its cash burn, and deliver solutions that have been well received by both customers and the analyst community.”

Revenue for the third quarter of fiscal 2010 was $4.4 million, compared to $3.7 million for the second quarter of fiscal 2010 and $4.2 million for the third quarter of fiscal 2009. Net loss for the third quarter of fiscal 2010 was $737,000, or $(0.01) per share, which includes $471,000 of non-cash, non-recurring charges. This compares to a net loss of $1.1 million, or $(0.02) per share in the second quarter of fiscal 2010, and a net loss of $1.8 million, or $(0.06) per share, in the third quarter of fiscal 2009. Cash, cash equivalents, and short-term investments were $17.0 million as of December 31, 2009.

Contract lifecycle management revenue for the third quarter of fiscal 2010 was $3.0 million, compared with $2.3 million for the second quarter of fiscal 2010, and $2.8 million for the third quarter of fiscal 2009. Sales configuration revenue for the third quarter of fiscal 2010 was $1.4 million, compared with $1.4 million for the second quarter of fiscal 2010 and $1.4 million for the third quarter of fiscal 2009.

Selectica was also named a leader in the AMR Research report, “Contract Lifecycle Management Landscape: Why CLM Technologies Need To Be Part of Your Supply Chain,” published on October 29, 2009. According to AMR Research, “Selectica’s ability to integrate into the sales process with its configurator tool (focused on configuring, pricing, and quoting) and its CLM product to complete the sale set the stage for Selectica to be the No. 1 sell-side quote-to-contract product suite.”

PRESS RELEASE

Conference Call:

Selectica will host a conference call to discuss its financial results today at 5:00 p.m. EST (2:00 p.m. PST). To access the conference call by phone, dial (877) 941-8610. The conference call will also be webcast live via the Internet and can be accessed on the investor relations section of the company’s website (www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission

PRESS RELEASE

Investor Contact:

Todd Spartz

(408) 545-2648

ir@selectica.com

Media Contact:

Allen Pogorzelski

(408) 545-2531

pr@selectica.com

PRESS RELEASE

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues:
License	$979	$1,024	$2,355	$1,936
Services	3,458	3,149	8,997	9,139

Total revenues	4,437	4,173	11,352	11,075

Cost of revenues:
License	37	46	126	148
Services	1,382	1,531	4,029	3,876

Total cost of revenues	1,419	1,577	4,155	4,024

Gross profit	3,018	2,596	7,197	7,051

Operating expenses:
Research and development	753	994	2,545	3,111
Sales and marketing	1,285	1,497	3,586	4,611
General and administrative	1,260	1,381	4,176	4,356
Shareholder litigation	18	33	25	80
Professional fees related to corporate governance review	—	—	438	—
Restructuring	391	14	1,238	687
Professional fees related to stock option investigation	—	3	—	38

Total operating expenses	3,707	3,922	12,008	12,883

Operating loss	(689)	(1,326)	(4,811)	(5,832)

Interest and other income (expense), net	(56)	(391)	(226)	(989)

Loss before provision for income taxes	(745)	(1,717)	(5,037)	(6,821)
Provision (benefit) for income taxes	(8)	45	(187)	82

Net loss	$(737)	$(1,762)	$(4,850)	$(6,903)

Basic and diluted net loss per share	$(0.01)	$(0.06)	$(0.09)	$(0.24)

Reconciliation to non-GAAP net loss
Net loss	$(737)	$(1,762)	$(4,850)	$(6,903)
Shareholder litigation	18	33	25	80
Professional fees related to corporate governance review	—	—	438	—
Restructuring	391	14	1,238	687
Professional fees related to stock option investigation	—	3	—	38

Non-GAAP net loss	$(328)	$(1,712)	$(3,149)	$(6,098)

Non-GAAP basic and diluted net loss per share	$(0.01)	$(0.06)	$(0.06)	$(0.21)

Weighted average shares outstanding for basic and diluted net loss per share	56,045	28,723	55,770	28,710

PRESS RELEASE

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$16,851	$23,256
Short-term investments	198	196
Accounts receivable	3,708	5,598
Prepaid expenses and other current assets	954	2,485

Total current assets	21,711	31,535

Property and equipment, net	601	1,060
Other assets	139	672

Total assets	$22,451	$33,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	855	3,133
Restructuring liability	91	1,265
Accrued payroll and related liabilities	445	720
Other accrued liabilities	751	1,520
Deferred revenue	3,575	3,931

Total current liabilities	6,503	11,355

Note payable to Versata	4,177	4,588
Other long-term liabilities	58	48

Total liabilities	10,738	15,991

Stockholders’ equity	11,713	17,276

Total liabilities and stockholders’ equity	$22,451	$33,267